Exhibit 99.1

PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS
THIRD QUARTER RESULTS
Third Quarter Results
•Net income available to RGA shareholders of $3.81 per diluted share; adjusted operating income of $4.66 per diluted share
•Adjusted operating income, excluding notable items of $6.37 per diluted share, a quarterly record
•ROE of 7.4%; adjusted operating ROE of 13.2%; adjusted operating ROE, excluding notable items of 14.2%, each for the trailing twelve months
•Deployed approximately $1.7 billion of capital into in-force block transactions, including $1.5 billion deployed into the transaction with subsidiaries of Equitable Holdings, Inc.
•Repurchased $75 million of common shares
•Estimated deployable capital of $3.4 billion

ST. LOUIS, October 30, 2025 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life and health reinsurance, reported third quarter net income available to RGA shareholders of $253 million, or $3.81 per diluted share, compared with $156 million, or $2.33 per diluted share, in the prior-year quarter. Adjusted operating income for the third quarter totaled $310 million, or $4.66 per diluted share, compared with $242 million, or $3.62 per diluted share, the year before. Adjusted operating income, excluding notable items for the third quarter, totaled $424 million, or $6.37 per diluted share, compared with $410 million, or $6.13 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.01 per diluted share on net income available to RGA shareholders, and a favorable effect of $0.04 per diluted share on adjusted operating income, both as compared with the prior year.

Tony Cheng, President and Chief Executive Officer, commented, “The record third quarter operating results were strong, and above expectations. A number of our businesses performed very well, particularly Asia Traditional and EMEA and U.S. Financial Solutions. Also, as a reminder, the Equitable transaction closed in the quarter, and our results reflected the expected earnings contribution from that block. We continued to have very good momentum overall and benefited from the earnings diversity that comes from our global platform. New business in the quarter remained strong, and our success with exclusive client arrangements is a good indicator of our competitive strength and unique position in the market.

“We deployed $1.7 billion into in-force transactions, including $1.5 billion for the Equitable transaction. Our pipeline continues to be attractive and heavily weighted toward exclusive opportunities, and our balance sheet is strong, with estimated excess capital of $2.3 billion at the end of the quarter. With estimated deployable capital of $3.4 billion, we are well-positioned to fund our growth and return capital to shareholders, noting that we repurchased $75 million of common shares in the quarter.

“Looking forward, we remain excited about our business prospects. RGA is well-positioned in its markets, with a proven strategy. We point to a long track record of successful execution, which has produced strong financial results, and we expect to continue to deliver attractive financial results in the future.”

	Quarterly Results		Year-to-Date Results
($ in millions, except per share data)	2025	2024	2025	2024
Net premiums	$4,280	$4,391	$12,450	$13,687
Net income available to RGA shareholders	253	156	719	569
Net income available to RGA shareholders per diluted share	3.81	2.33	10.78	8.53
Adjusted operating income	310	242	1,003	1,008
Adjusted operating income, excluding notable items	424	410	1,117	1,176
Adjusted operating income per diluted share	4.66	3.62	15.04	15.11
Adjusted operating income, excluding notable items per diluted share	6.37	6.13	16.75	17.63
Book value per share	197.52	168.93
Book value per share, excluding accumulated other comprehensive income (AOCI)	158.67	149.63
Book value per share, excluding AOCI and B36	159.83	151.79
Total assets	152,003	120,258

Information regarding the non-GAAP financial measures and operating measures included in this press release, including definitions of these measures, reconciliations to the most comparable GAAP measures and limitations related thereto, is included below under “Non-GAAP Financial Measures and Other Definitions” and in the tables attached to this press release.

RGA completed its annual actuarial assumption review. The impact to consolidated pre-tax adjusted operating income is an unfavorable $149 million and the impact to expected future cash flows is positive by approximately $600 million. Notably, the updates were neutral or favorable in all segments, except for EMEA Traditional. The current period unfavorable earnings impact is due to how the specific assumption updates impacted the various LDTI cohorts.

In the third quarter, consolidated net premiums totaled $4.3 billion, a decrease of 2.5% over the prior-year quarter, with a favorable net foreign currency effect of $29 million. Net premiums for the prior-year quarter included a contribution of approximately $600 million from a single premium pension transfer transaction in the U.S. Financial Solutions business.

Compared with the year-ago period, excluding spread-based businesses, third quarter investment income increased 12.4%, primarily due to a larger average invested asset base. Average investment yield was 4.73% in the third quarter, compared with 5.08% in the prior-year period, reflecting lower variable investment income.

The effective tax rate for the quarter was 20.3% on pre-tax income, below the expected range of 23% to 24%, primarily due to the jurisdictional mix of earnings and U.S. tax benefits received from taxes paid in foreign jurisdictions.

The effective tax rate for the quarter was 19.6% on adjusted operating income before taxes, below the expected range of 23% to 24%, primarily due to the jurisdictional mix of earnings and U.S. tax benefits received from taxes paid in foreign jurisdictions.

SEGMENT RESULTS

U.S. and Latin America

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$1,883	$1,912	$5,823	$5,454
Adjusted operating income before taxes	136	79	280	374
Adjusted operating income before taxes, excluding notable items	97	132	241	427

Quarterly Results
•Results reflected $39 million of favorable impacts from the annual assumption review, which are reflected as notable items.
•Excluding notable items, results reflected modestly unfavorable individual life claims experience, as well as the expected unfavorable group claims experience noted in the prior quarter, both of which were partially offset by favorable impacts from in-force management actions.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	100	80	264	250
Adjusted operating income before taxes, excluding notable items	100	80	264	250

Quarterly Results
•Results reflected the earnings contribution from the Equitable transaction, which closed in the third quarter, partially offset by lower variable investment income.

Canada

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$326	$314	$984	$958
Adjusted operating income before taxes	43	30	103	102
Adjusted operating income before taxes, excluding notable items	34	25	94	97

Net Premiums
•Foreign currency exchange rates had an adverse effect on net premiums of $3 million for the quarter.

Quarterly Results
•Results reflected $9 million of favorable impacts from the annual actuarial assumption review, which are reflected as notable items.

•Excluding notable items, results reflected unfavorable group experience, partially offset by favorable individual life experience.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	7	4	27	18
Adjusted operating income before taxes, excluding notable items	7	4	27	18

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Europe, Middle East and Africa (EMEA)

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$562	$521	$1,675	$1,514
Adjusted operating income (loss) before taxes	(192)	(18)	(124)	19
Adjusted operating income before taxes, excluding notable items	30	22	98	59

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $18 million for the quarter.

Quarterly Results
•Results reflected $222 million of unfavorable impacts from the annual actuarial assumption review, which are reflected as notable items.
•Excluding notable items, results reflected favorable underwriting margins.
•Foreign currency exchange rates had an adverse effect of $7 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income before taxes	140	86	346	249
Adjusted operating income before taxes, excluding notable items	116	88	322	251

Quarterly Results
•Results reflected $24 million of favorable impacts from the annual actuarial assumption review, which are reflected as notable items.

•Excluding notable items, results reflected favorable longevity experience and continued underlying growth.
•Foreign currency exchange rates had a favorable effect of $5 million on adjusted operating income before taxes.

Asia Pacific

Traditional

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$880	$756	$2,473	$2,180
Adjusted operating income before taxes	138	11	348	219
Adjusted operating income before taxes, excluding notable items	137	106	347	314

Net Premiums
•Foreign currency exchange rates had a favorable effect on net premiums of $3 million for the quarter.

Quarterly Results
•Results reflected $1 million of favorable impacts from the annual actuarial assumption review, which are reflected as notable items.
•Excluding notable items, results reflected favorable claims experience.
•Foreign currency exchange rates had a favorable effect of $6 million on adjusted operating income before taxes.

Financial Solutions

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Net premiums	$96	$62	$325	$158
Adjusted operating income before taxes	71	60	207	190
Adjusted operating income before taxes, excluding notable items	71	69	207	199

Quarterly Results
•Results were in line with expectations.
•Foreign currency exchange rates had an immaterial effect on adjusted operating income before taxes.

Corporate and Other

	Quarterly Results		Year-to-Date Results
($ in millions)	2025	2024	2025	2024
Adjusted operating income (loss) before taxes	(58)	(18)	(160)	(100)
Adjusted operating income (loss) before taxes, excluding notable items	(58)	(18)	(160)	(100)
Quarterly Results
•Results were unfavorable compared to the expected quarterly average run rate due to lower variable investment income and higher general expenses.

Dividend Declaration

Effective October 28, 2025, the board of directors declared a regular quarterly dividend of $0.93, payable November 25, 2025, to shareholders of record as of November 11, 2025.

Earnings Conference Call

A conference call to discuss third quarter results will begin at 10 a.m. Eastern Time on Friday, October 31, 2025. Interested parties may access the call by dialing 1-844-481-2753 (1-412-317-0669 international) and asking to be joined into the Reinsurance Group of America, Incorporated (RGA) call. A live audio webcast of the conference call will be available on RGA’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same website for 90 days following the conference call.

RGA has posted to its website an earnings presentation and a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, RGA posts periodic reports, press releases and other useful information on its Investor Relations website.

Non-GAAP Financial Measures and Other Definitions

Reinsurance Group of America, Incorporated (the “Company”) discloses certain financial measures that are not determined in accordance with U.S. GAAP. The Company principally uses such non-GAAP financial measures in evaluating performance because the Company believes that such measures, when reviewed in conjunction with relevant U.S. GAAP measures, present a clearer picture of the Company's operating performance and assist the Company in the allocation of its resources. The Company believes that these non-GAAP financial measures provide investors and other third parties with a better understanding of the Company’s results of operations, financial statements and the underlying profitability drivers and trends of the Company’s businesses by excluding specified items which may not be indicative of the Company’s ongoing operating performance and may fluctuate significantly from period to period. These measures should be considered supplementary to the Company’s financial results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way the Company calculates such measures. Consequently, the Company’s non-GAAP financial measures may not be comparable to similar measures used by other companies.

The following non-GAAP financial measures are used in this document or in other public disclosures made by the Company from time to time:

1.Adjusted operating income, on a pre-tax and after-tax basis, and adjusted operating income per diluted share. The Company uses these measures as a basis for analyzing financial results because the Company believes that such measures better reflect the ongoing profitability and underlying trends of the Company’s continuing operations. Adjusted operating income is calculated as net income available to the Company’s shareholders (or, in the case of pre-tax adjusted operating income, income before income taxes) excluding, as applicable:
•substantially all of the effect of net investment related gains and losses;
•changes in the fair value of embedded derivatives;
•changes in the fair value of contracts that provide market risk benefits;
•non-economic losses at contract inception for direct pension risk transfer single premium business (which are amortized into adjusted operating income within adjusted claims and other policy benefits over the estimated lives of the contracts);
•any net gain or loss from discontinued operations;
•the cumulative effect of any accounting changes;

•the impact of certain tax-related items; and
•any other items that the Company believes are not indicative of the Company’s ongoing operations;

as any of the above items can be volatile and may not reflect the underlying performance of the Company’s business. In addition, adjusted operating income per diluted share is calculated as adjusted operating income divided by weighted average diluted shares outstanding. These measures also serve as a basis for establishing target levels and awards under the Company’s management incentive programs.

Adjusted operating income (loss) before income taxes, when presented at a segment level, is a measure reported to our management for purposes of making decisions about allocating resources to our business segments and assessing the performance of our business segments, and is presented in our financial statement footnotes in accordance with ASC 280 – “Segment Reporting.” Adjusted operating income (loss) before income taxes, when presented on a consolidated basis, is a non-GAAP financial measure.

2. Adjusted operating income (on a pre-tax and after-tax basis), excluding notable items, and adjusted operating income per diluted share, excluding notable items. Notable items are items that the Company believes may not be indicative of its ongoing operating performance which are excluded from adjusted operating income to provide investors and other third parties with a better understanding of the Company’s results. Such items may be unexpected, unknown when the Company prepares its business plan or otherwise. Notable items presented include the financial impact of the Company’s assumption reviews.

3. Adjusted operating revenue. This measure excludes the effects of net realized capital gains and losses, and changes in the fair value of certain embedded derivatives.

4. Shareholders’ equity position excluding the impact of accumulated other comprehensive income (loss) (“AOCI”), shareholders’ average equity position excluding AOCI, and book value per share excluding the impact of AOCI. The Company believes that these measures provide useful information since such measures exclude AOCI-related items that are not permanent and can fluctuate significantly from period to period, and may not reflect the impact of the underlying performance of the Company’s businesses on shareholders’ equity and book value per share. AOCI primarily relates to changes in interest rates, credit spreads on the Company’s investment securities, future policy benefits discount rate measurement gains (losses), market risk benefits instrument-specific credit risk remeasurement gains (losses) and foreign currency fluctuations. The Company also discloses the following non-GAAP financial measures:
•Shareholders’ average equity position excluding AOCI and B36, where B36 refers to the cumulative change in fair value of funds withheld embedded derivatives;
•Shareholders’ average equity position excluding AOCI and notable items; and
•Shareholders’ average equity position excluding AOCI, B36 and notable items.

5. Adjusted operating return on equity. This measure is calculated as adjusted operating income divided by average shareholders’ equity excluding AOCI. Adjusted operating return on equity also serves as a basis for establishing target levels and awards under the Company’s management incentive programs. The Company also discloses the following non-GAAP financial measures:
•Adjusted operating return on equity excluding AOCI and B36;
•Adjusted operating return on equity excluding AOCI and notable items, which is calculated as adjusted operating income excluding notable items divided by average shareholders’ equity excluding notable items and AOCI; and
•Adjusted operating return on equity excluding AOCI, B36 and notable items.

Reconciliations of the foregoing non-GAAP financial measures (to the extent disclosed in this document) to the most comparable GAAP financial measures are provided in the Appendix at the end of this document. Except as otherwise noted herein, the non-GAAP figures and reconciliations presented herein reflect the Company’s adoption of the Financial Accounting Standards Board’s Accounting Standards Update No. 2018-12, “Targeted Improvements to the Accounting for Long-Duration Contracts” and related amendments (“LDTI”). For additional information regarding the Company’s adoption of LDTI, see Note 1 – “Business and Basis of Presentation” and Note 3 – “Impact of New Accounting Standard” in the notes to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

The Company is unable to provide reconciliations of the intermediate term targets of consolidated adjusted operating income (loss) before taxes, adjusted operating income (loss) before taxes, excluding notable items (on both a segment-level and consolidated basis), consolidated adjusted operating ROE, respectively, which are forward-looking non-GAAP financial measures, due to, among other things, the fact that these targets are a composite of our goals for future results, the inherent difficulty in forecasting generally, and the difficulty of quantifying accurate forecasts of the numerous components comprising these calculations that would be necessary to provide any such reconciliations. In addition, actual performance in future periods may vary from the intermediate term target ranges for a variety of reasons, including known and unknown risk and uncertainties.

Other Definitions:

Estimated Excess Capital: Estimate of capital available in excess of RGA’s target level when considering RGA’s internal, regulatory and rating agency capital frameworks. Calculation performed annually and adjusted periodically to reflect quarterly activity and updates to RGA’s assumptions. Pro forma excess capital includes the impact of the transaction with subsidiaries of Equitable Holdings, Inc.

Estimated Deployable Capital: Estimated deployable capital includes RGA’s assumptions of sources and uses of capital over the next twelve months. RGA’s assumptions consider RGA’s internal, regulatory, and rating agency capital frameworks, and these assumptions are subject to change.

Uncapped (profitable) cohorts: Cohorts with a net premium ratio under 100%.
Capped (loss) cohorts: Cohorts with a net premium ratio equal to or greater than 100%.
Floored cohorts: Cohorts with reserves floored at zero as reserves cannot be negative.

About RGA

Reinsurance Group of America, Incorporated (NYSE: RGA) is a global industry leader specializing in life and health reinsurance and financial solutions that help clients effectively manage risk and optimize capital. Founded in 1973, RGA is one of the world’s largest and most respected reinsurers and remains guided by a powerful purpose: to make financial protection accessible to all. As a global capabilities and solutions leader, RGA empowers partners through bold innovation, relentless execution, and dedicated client focus – all directed toward creating sustainable long-term value. RGA has approximately $4.3 trillion of life reinsurance in force and total assets of $152.0 billion as of September 30, 2025. To learn more about RGA and its businesses, please visit www.rgare.com or follow RGA on LinkedIn and Facebook. Investors can learn more at investor.rgare.com.

Cautionary Note Regarding Forward-Looking Statements
This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and federal securities laws including, among others, statements relating to projections of the future operations, strategies, earnings, revenues, income or loss, ratios, financial performance, and growth potential of Reinsurance Group of America, Incorporated (the “Company”). Forward-looking statements often contain words and phrases such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “if,” “intend,” “likely,” “may,” “plan,” “potential,” “pro forma,” “project,” “should,” “will,” “would,” and other words and terms of similar meaning or that are otherwise tied to future periods or future performance, in each case in all derivative forms. Forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements are not a guarantee of future performance and are subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance, and achievements could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.

Factors that could also cause results or events to differ, possibly materially, from those expressed or implied by forward-looking statements, include, among others: (1) changes in mortality, morbidity, policyholder behavior, claims experience, investment returns, interest rates, expenses and other factors as compared to our pricing assumptions; (2) investment results, whether from changes in economic, capital- and credit-market conditions, asset selection, or otherwise, and their impact on the Company’s investment securities, liquidity, portfolio yields, credit quality, access to capital, cost of capital, and amount of capital required for regulatory and contractual proposes; (3) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company; (4) the availability, amount, cost, and market value of collateral necessary for regulatory reserves, capital, and client obligations; (5) changes in laws and regulations, tax policy and rates, accounting standards, and privacy and cybersecurity regulations applicable to the Company and actions by regulators with authority over the Company’s operations, including regulatory restrictions on the ability of Company subsidiaries to pay dividends to the Company; (6) the stability of and actions by governments, central banks, and economies in jurisdictions where the Company operates, affecting interest rates, markets generally, or the demand for insurance and reinsurance; (7) the stability and financial performance of clients, reinsurers, third-party investment managers and other institutions and the effects of the Company’s dependence on such third parties; (8) the effectiveness of the Company’s risk management strategy, policy, and procedures, whether relating to reinsurance, investment strategy, operations, or otherwise; (9) the impact of impairments of the value of the Company’s investment securities could have on the Company’s capital requirements and the fact that the determination of allowances and impairments taken on the Company’s investments is highly subjective; (10) the threat of pandemics, epidemics, other major health issues, natural disasters, catastrophes, and terrorist attacks; (11) competitive factors and competitors’ responses to the Company’s initiatives; (12) development and introduction of new products and distribution opportunities and entry into new lines of business and markets; (13) integration of acquired blocks of business and entities and the Company’s ability to achieve the expected benefits of such transactions, including the transaction entered into with subsidiaries of Equitable Holdings, Inc. on July 31, 2025; (14) interruption or failure of the Company’s telecommunication, information technology, or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data and intellectual property stored on such systems; (15) adverse developments with respect to litigation, arbitration, or regulatory investigations or actions; (16) fluctuation in foreign currency exchange rates; and (17) other risks and uncertainties described in this document and in the Company’s filings with the Securities and Exchange Commission (“SEC”).

Forward-looking statements should be evaluated together with the many risks and uncertainties that affect the Company’s business, including those mentioned in this document and described in the periodic reports the Company files with the SEC. These forward-looking statements speak only as of the date on which they are made. The Company does not undertake any obligation to update these forward-looking statements, even though the Company’s situation may change in the future, except as required under applicable securities law. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be supplemented by Item 1A – “Risk Factors” in the Company’s subsequent Quarterly Reports on Form 10-Q and in the Company’s other periodic and current reports filed with the SEC.

Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-2068
- tables attached -

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Adjusted Operating Income
(Dollars in millions, except per share data)

(Unaudited)	Three Months Ended September 30,
	2025		2024
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$253	$3.81	$156	$2.33
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	(2)	(0.05)	(18)	(0.26)
Market risk benefits remeasurement (gains) losses	—	—	25	0.37
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	15	0.23	—	—
Embedded derivatives:
Included in investment related gains/losses, net	26	0.39	88	1.32
Included in interest credited	1	0.02	8	0.12
Investment (income) loss on unit-linked variable annuities	1	0.02	(1)	(0.01)
Interest credited on unit-linked variable annuities	(1)	(0.02)	1	0.01
Interest expense on uncertain tax positions	—	—	1	0.01
Other (1)	11	0.17	(25)	(0.37)
Uncertain tax positions and other tax related items	4	0.06	5	0.07
Net income attributable to noncontrolling interest	2	0.03	2	0.03
Adjusted operating income	310	4.66	242	3.62
Notable items	114	1.71	168	2.51
Adjusted operating income, excluding notable items	$424	$6.37	$410	$6.13

(Unaudited)	Nine Months Ended September 30,
	2025		2024
		Diluted Earnings Per Share		Diluted Earnings Per Share
Net income available to RGA shareholders	$719	$10.78	$569	$8.53
Reconciliation to adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	115	1.75	406	6.09
Market risk benefits remeasurement (gains) losses	9	0.13	(9)	(0.13)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	13	0.19	(2)	(0.03)
Embedded derivatives:
Included in investment related gains/losses, net	32	0.48	7	0.10
Included in interest credited	10	0.15	14	0.21
Investment (income) loss on unit-linked variable annuities	1	0.01	1	0.01
Interest credited on unit-linked variable annuities	(1)	(0.01)	(1)	(0.01)
Interest expense on uncertain tax positions	—	—	—	—
Other (1)	25	0.37	29	0.43
Uncertain tax positions and other tax related items	75	1.12	(11)	(0.16)
Net income attributable to noncontrolling interest	5	0.07	5	0.07
Adjusted operating income	1,003	15.04	1,008	15.11
Notable items	114	1.71	168	2.52
Adjusted operating income, excluding notable items	$1,117	$16.75	$1,176	$17.63
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Effective Income Tax Rates
(Dollars in millions)

(Unaudited)	Three Months Ended September 30, 2025			Nine Months Ended September 30, 2025
	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)	Pre-tax Income (Loss)	Income Taxes	Effective Tax Rate (1)
GAAP income	$320	$65	20.3%	$1,030	$306	29.7%
Reconciliation to adjusted operating income:
Realized and unrealized (gains) losses, derivatives and other, included in investment related gains (losses), net	(1)	1		147	32
Market risk benefits remeasurement (gains) losses	(1)	(1)		11	2
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	19	4		17	4
Embedded derivatives:
Included in investment related gains/losses, net	33	7		41	9
Included in interest credited	1	—		13	3
Investment (income) loss on unit-linked variable annuities	1	—		1	—
Interest credited on unit-linked variable annuities	(1)	—		(1)	—
Interest expense on uncertain tax positions	—	—		—	—
Other (2)	14	3		32	7
Uncertain tax positions and other tax related items	—	(4)		—	(75)
Adjusted operating income	385	75	19.6%	1,291	288	22.3%
Notable items	149	35		149	35
Adjusted operating income, excluding notable items	$534	$110		$1,440	$323
(1)     The Company rounds amounts in the financial statements to millions and calculates the effective tax rate from the underlying whole-dollar amounts. Thus certain amounts may not recalculate based on the numbers due to rounding.
(2)    The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Income before Income Taxes to Pre-tax Adjusted Operating Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30,
	2025	2024
Income before income taxes	$320	$214
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	(1)	(23)
Market risk benefits remeasurement (gains) losses	(1)	31
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	19	(1)
Embedded derivatives:
Included in investment related gains/losses, net	33	112
Included in interest credited	1	11
Investment (income) loss on unit-linked variable annuities	1	(1)
Interest credited on unit-linked variable annuities	(1)	1
Interest expense on uncertain tax positions	—	1
Other (1)	14	(31)
Pre-tax adjusted operating income	385	314
Notable items	149	194
Pre-tax adjusted operating income, excluding notable items	$534	$508

(Unaudited)	Nine Months Ended September 30,
	2025	2024
Income before income taxes	$1,030	$755
Reconciliation to pre-tax adjusted operating income:
Realized (gains) losses, derivatives and other, included in investment related gains (losses), net	147	517
Market risk benefits remeasurement (gains) losses	11	(12)
Realized (gains) losses on funds withheld, included in investment income, net of related expenses	17	(3)
Embedded derivatives:
Included in investment related gains/losses, net	41	9
Included in interest credited	13	18
Investment (income) loss on unit-linked variable annuities	1	1
Interest credited on unit-linked variable annuities	(1)	(1)
Interest expense on uncertain tax positions	—	—
Other (1)	32	37
Pre-tax adjusted operating income	1,291	1,321
Notable items	149	194
Pre-tax adjusted operating income, excluding notable items	$1,440	$1,515
(1)     The Other line item includes pension risk transfer day one loss, market value adjustments on surrender charges and other immaterial items.

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Earnings per share from net income (loss):
Basic earnings per share	$3.85	$2.37	$10.89	$8.64
Diluted earnings per share	$3.81	$2.33	$10.78	$8.53

Diluted earnings per share from adjusted operating income	$4.66	$3.62	$15.04	$15.11
Weighted average number of common and common equivalent shares outstanding	66,508	66,797	66,694	66,694

(Unaudited)	At September 30,
	2025	2024
Treasury shares	19,602	19,447
Common shares outstanding	65,709	65,864
Book value per share outstanding	$197.52	$168.93
Book value per share outstanding, before impact of AOCI	$158.67	$149.63

Reconciliation of Book Value Per Share to Book Value Per Share Excluding AOCI and B36 Derivatives

(Unaudited)	At September 30,
	2025	2024
Book value per share outstanding	$197.52	$168.93
Less effect of AOCI:
Accumulated currency translation adjustment	1.27	1.64
Unrealized (depreciation) appreciation of securities	(63.89)	(42.52)
Effect of updating discount rates on future policy benefits	101.69	60.54
Change in instrument-specific credit risk for market risk benefits	0.01	0.09
Pension and postretirement benefits	(0.23)	(0.45)
Book value per share outstanding, before impact of AOCI	158.67	149.63
Less effect of B36 derivatives	(1.16)	(2.16)
Book value per share outstanding, before impact of AOCI and B36 derivatives	$159.83	$151.79

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Shareholders' Average Equity to Shareholders' Average Equity Excluding AOCI
(Dollars in millions)

(Unaudited)
Trailing Twelve Months Ended September 30, 2025:	Average Equity
Shareholders' average equity	$11,675
Less effect of AOCI:
Accumulated currency translation adjustment	59
Unrealized (depreciation) appreciation of securities	(4,173)
Effect of updating discount rates on future policy benefits	5,663
Change in instrument-specific credit risk for market risk benefits	4
Pension and postretirement benefits	(20)
Shareholders' average equity, excluding AOCI	10,142
Year-to-date notable items, net of tax	90
Shareholders' average equity, excluding AOCI and notable items	$10,232

Reconciliation of Trailing Twelve Months of Consolidated Net Income to Adjusted Operating Income
and Related Return on Equity
(Dollars in millions)

(Unaudited)		Return on Equity
Trailing Twelve Months Ended September 30, 2025:	Income
Net income available to RGA shareholders	$867	7.4%
Reconciliation to adjusted operating income:
Capital (gains) losses, derivatives and other, net	425
Change in fair value of embedded derivatives	(59)
Tax expense on uncertain tax positions and other tax related items	97
Net income attributable to noncontrolling interest	7
Adjusted operating income	1,337	13.2%
Notable items after tax	114
Adjusted operating income, excluding notable items	$1,451	14.2%

REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in millions)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues:
Net premiums	$4,280	$4,391	$12,450	$13,687
Investment income, net of related expenses	1,475	1,188	4,115	3,231
Investment related gains (losses), net	13	(78)	(110)	(498)
Other revenue	436	150	608	446
Total revenues	6,204	5,651	17,063	16,866
Benefits and expenses:
Claims and other policy benefits	4,356	4,116	12,223	12,960
Future policy benefits remeasurement (gains) losses	85	151	97	37
Market risk benefits remeasurement (gains) losses	(1)	31	11	(12)
Interest credited	547	310	1,160	795
Policy acquisition costs and other insurance expenses	471	452	1,321	1,230
Other operating expenses	328	299	953	883
Interest expense	98	78	268	218
Total benefits and expenses	5,884	5,437	16,033	16,111
Income before income taxes	320	214	1,030	755
Provision for income taxes	65	56	306	181
Net income	255	158	724	574
Net income attributable to noncontrolling interest	2	2	5	5
Net income available to RGA shareholders	$253	$156	$719	$569
# # #